Exhibit 30(H)(13)(VIII)

AMENDMENT TO

PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) dated February 23, 2023 by and among Putnam Variable Trust (the “Trust”), Putnam Retail Management Limited Partnership (the “Underwriter”), and Minnesota Life Insurance Company (the “Company”).

WHEREAS, the Trust, Underwriter, and Company entered into that certain Participation Agreement dated April 30, 2002, as amended (the “Agreement”); and

WHEREAS, the Trust, the Underwriter, and the Company wish to update the products set forth in Schedule A to the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter, and the Company hereby acknowledge and agree as follows:

1.	Schedule A of the Agreement shall be deleted in its entirety and replaced with the following Schedule A, attached hereto.

2.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PUTNAM VARIABLE TRUST		PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:		By:
Name:	Michael Higgins	Name:	Jeff Aaron
Title:	Treasurer of the Funds	Title:	Senior Strategic Relationship Manager

MINNESOTA LIFE INSURANCE COMPANY

By:
Name:	Kristin Ferguson
Title:	VP, CFO & Actuary-Individual Solutions

SCHEDULE A

to

MINNESOTA LIFE INSURANCE COMPANY

PARTICIPATION AGREEMENT

Name of Separate Account	Product Name
Variable Annuity Account	MultiOption Achiever Annuity
MultiOption Classic Annuity
MultiOption Advisor Annuity
MultiOption Legend Annuity
MultiOption Extra Annuity
MultiOption Guide Annuity

Minnesota Life Variable Life Account	Variable Adjustable Life
Variable Adjustable Life – Second Death
Variable Adjustable Life Horizon
Variable Adjustable Life Summit
Variable Adjustable Life Survivor

Minnesota Life Individual Variable	Premier Variable Universal Life
Universal Life Account	Variable Universal Life Defender®
Variable Universal Life Survivor – SVUL
Accumulator Variable Universal Life

All Class IA and Class IB shares of the Funds